Exhibit 99(a)(1)(E)

OFFER TO EXCHANGE

BY

DEL TACO RESTAURANTS, INC.

UP TO 6,750,000 OF ITS OUTSTANDING WARRANTS

FOR SHARES OF ITS COMMON STOCK

AT AN EXCHANGE RATIO OF 0.2780 SHARES FOR EACH WARRANT

THE OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

EASTERN TIME, ON AUGUST 5, 2016, UNLESS THE OFFER PERIOD IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Exchange Letter, dated July 11, 2016 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Del Taco Restaurants, Inc., a Delaware corporation (the “Company”), to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $11.50 per share (the “Warrants”), to permit, during the Offer Period, the exchange of one Warrant for 0.2780 Shares (approximately one Share for every 3.6 Warrants tendered), up to a maximum of 6,750,000 Warrants, subject to proration, as described in the Offer Letter. Because of the proration provisions described in the Offer Letter, the Company may purchase less than all of the Warrants tendered by a Warrant holder if more than an aggregate of 6,750,000 Warrants are properly tendered and not properly withdrawn. The “Offer Period” is the period of time commencing on July 11, 2016 and ending at 11:59 p.m., Eastern Time, on August 5, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).

NO FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES. IN LIEU OF ISSUING FRACTIONAL SHARES TO WHICH ANY HOLDER OF WARRANTS WOULD OTHERWISE HAVE BEEN ENTITLED, THE COMPANY WILL ROUND THE NUMBER OF SHARES TO WHICH SUCH HOLDER IS ENTITLED, AFTER AGGREGATING ALL FRACTIONS, UP TO THE NEXT WHOLE NUMBER OF SHARES.

WARRANTS NOT EXCHANGED FOR SHARES WILL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON JUNE 30, 2020 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

You may tender and exchange some or all of your Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of 0.2780 Shares for each Warrant, subject to reduction on a pro rata basis in the event that greater than 6,750,000 Warrants are properly tendered and not properly withdrawn.

We are the owner of record of warrants held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Warrants at the rate of 0.2780 Shares for one Warrant of the Company.

2.	The Offer is subject to certain conditions set forth in the Offer Letter under “The Offer, Section 10. Conditions; Termination; Waivers; Extensions; Amendments.”

3.	The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on Friday, August 5, 2016, unless the Company extends the Offer.

4.	The Offer is for up to 6,750,000 Warrants, constituting 55.5% of the issued and outstanding Warrants of the Company as of July 8, 2016.

5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

If you wish to have us exchange any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will tender for exchange all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer Period and withdrawal rights will expire at 11:59 p.m., Eastern Time, on Friday, August 5, 2016, unless the Offer Period is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s board of directors (excluding those directors who beneficially own Warrants) has approved the Offer. However, neither the Company’s management nor its board of directors, officers, or employees, nor Financial Advisor, the Depositary or the Information Agent, makes any recommendation to any Warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, how many Warrants to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM

WITH RESPECT TO THE

OFFER TO EXCHANGE

BY

DEL TACO RESTAURANTS, INC.

UP TO 6,750,000 OF ITS OUTSTANDING WARRANTS

FOR SHARES OF ITS COMMON STOCK

AT AN EXCHANGE RATIO OF 0.2780 SHARES FOR EACH WARRANT

The undersigned acknowledges receipt of your letter and the enclosed Offer to Exchange Letter, dated July 11, 2016 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Del Taco Restaurants, Inc., a Delaware corporation (the “Company”), to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $11.50 per share (the “Warrants”) to permit the exchange of one Warrant for 0.2780 Shares (approximately one Share for every 3.6 Warrants tendered). The undersigned acknowledges that, because of the proration provisions described in the Offer Letter, the Company may purchase less than all of the Warrants tendered by a Warrant holder if more than an aggregate of 6,750,000 Warrants are properly tendered and not properly withdrawn. The “Offer Period” is the period of time commencing on July 11, 2016 and ending at 11:59 p.m., Eastern Time, on Friday, August 5, 2016, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (ii) such Warrant holder is voluntarily participating in the Offer; (iii) the future value of the Warrants is unknown and cannot be predicted with certainty; (iv) such Warrant holder has read the Offer Letter; (v) such Warrant holder has consulted his, her or its tax and financial advisors with regard to how the Offer will impact the tendering Warrant holder’s specific situation; (vi) any foreign exchange obligations triggered by such Warrant holder’s tender of Warrants or receipt of proceeds are solely his, her or its responsibility; and (vii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, such Warrant holder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Warrants authorizes the Company to withhold all applicable Tax Items potentially payable by a tendering Warrant holder. The Company’s acceptance for payment of Warrants tendered pursuant to the Offer will constitute a binding agreement between the tendering Warrant holder and the Company upon the terms and subject to certain conditions of the Offer.

(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned:

* No fractional Shares will be issued. Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Warrants would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of Shares.

**Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be exchanged.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification Number:

Address(es):
(Including Zip Code)

Area Code/Phone Number:

Date:                     , 2016